Exhibit 99.3

Discussion and

Reconciliation of Non-

GAAP Financial Measures

September 30, 2025

(Unaudited)

Definitions
Adjusted Fixed Charge Coverage Fixed Charge Coverage Adjusted EBITDAre divided by Fixed Charges. Adjusted Fixed Charge Coverage is a supplemental measure of liquidity and our ability to meet interest payments on our outstanding debt and pay dividends to our preferred stockholders, if applicable. Our various debt agreements contain covenants that require us to maintain ratios similar to Adjusted Fixed Charge Coverage and credit rating agencies utilize similar ratios in evaluating and determining the credit rating on certain of our debt instruments. Adjusted Fixed Charge Coverage is subject to the same limitations and qualifications as Fixed Charge Coverage Adjusted EBITDAre and Fixed Charges.
Adjusted Funds From Operations (“AFFO”) AFFO is defined as FFO as Adjusted after excluding the impact of the following: (i) stock-based compensation amortization expense, (ii) amortization of deferred financing costs and debt discounts (premiums), (iii) straight-line rents, (iv) deferred income taxes, (v) amortization of above (below) market lease intangibles, net, (vi) non-refundable entrance fees collected in excess of (less than) the related amortization, and (vii) other AFFO adjustments, which include: (a) lease incentive amortization (reduction of straight-line rents), (b) actuarial reserves for insurance claims that have been incurred but not reported, and (c) amortization of deferred revenues, excluding amounts amortized into rental income that are associated with tenant funded improvements owned/recognized by us and up-front cash payments made by tenants to reduce their contractual rents. Also, AFFO is computed after deducting recurring capital expenditures, including second generation leasing costs and second generation tenant and capital improvements (“AFFO capital expenditures”). All adjustments are reflective of our pro rata share of both our consolidated and unconsolidated joint ventures (reported in “other AFFO adjustments”). We reflect our share of AFFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our AFFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” below for further disclosures regarding our use of pro rata share information and its limitations. We believe AFFO is an alternative run-rate performance measure that improves the understanding of our operating results among investors and makes comparisons with: (i) expected results, (ii) results of previous periods, and (iii) results among REITs more meaningful. AFFO does not represent cash generated from operating activities determined in accordance with GAAP and is not indicative of cash available to fund cash needs as it excludes the following items which generally flow through our cash flows from operating activities: (i) adjustments for changes in working capital or the actual timing of the payment of income or expense items that are accrued in the period, (ii) transaction-related costs, (iii) litigation settlement expenses, and (iv) restructuring and severance-related charges. Furthermore, AFFO is adjusted for recurring capital expenditures, which are generally not considered when determining cash flows from operations or liquidity. Other REITs or real estate companies may use different methodologies for calculating AFFO, and accordingly, our AFFO may not be comparable to those reported by other REITs. Management believes AFFO provides a meaningful supplemental measure of our performance and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT, and by presenting AFFO, we are assisting these parties in their evaluation. AFFO is a non-GAAP supplemental financial measure and should not be considered as an alternative to net income (loss) determined in accordance with GAAP and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.
Adjusted Net Operating Income and Cash (Adjusted) Net Operating Income (“NOI”) Adjusted NOI is a non-U.S. generally accepted accounting principles (“GAAP”) supplemental financial measure used to evaluate the operating performance of real estate. Adjusted NOI represents real estate revenues (inclusive of rental and related revenues, resident fees and services, and government grant income and exclusive of interest income), less property level operating expenses; Adjusted NOI excludes all other financial statement amounts included in net income (loss). Adjusted NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee income and expense. Adjusted NOI is calculated as Adjusted NOI from consolidated properties, plus our share of Adjusted NOI from unconsolidated joint ventures (calculated by applying our actual ownership percentage for the period), less noncontrolling interests’ share of Adjusted NOI from consolidated joint ventures (calculated by applying our actual ownership percentage for the period). We utilize our share of Adjusted NOI in assessing our performance as we have various joint ventures that contribute to our performance. Our share of Adjusted NOI should not be considered a substitute for, and should only be considered together with and as a supplement to, our financial information presented in accordance with GAAP.
Adjusted NOI is oftentimes referred to as “Cash NOI.” Management believes Adjusted NOI is an important supplemental measure because it provides relevant and useful information by reflecting only income and operating expense items that are incurred at the property level and presents them on an unlevered basis. We use Adjusted NOI to make decisions about resource allocations, to assess and compare property level performance, and to evaluate our Merger-Combined Same-Store (“Merger-Combined SS”) performance, as described below. We believe that net income (loss) is the most directly comparable GAAP measure to Adjusted NOI. Adjusted NOI should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items. Further, our definition of Adjusted NOI may not be comparable to the definitions used by other REITs or real estate companies, as they may use different methodologies for calculating Adjusted NOI.
Operating expenses generally relate to leased outpatient medical and lab buildings, as well as CCRC facilities. We generally recover all or a portion of our leased outpatient medical and lab property expenses through tenant recoveries, which are recognized within rental and related revenues.
Consolidated Debt The carrying amount of bank line of credit, commercial paper, term loans, senior unsecured notes, and mortgage debt, as reported in our consolidated financial statements.
Consolidated Gross Assets The carrying amount of total assets, excluding investments in and advances to our unconsolidated JVs, after adding back accumulated depreciation and amortization, as reported in our consolidated financial statements. Consolidated Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Consolidated Secured Debt  Mortgage and other debt secured by real estate, as reported in our consolidated financial statements.
Continuing Care Retirement Community (“CCRC”) A senior housing facility which provides at least three levels of care (i.e., independent living, assisted living and skilled nursing).
Debt Investments Loans secured by a direct interest in real estate and mezzanine loans.

2

Definitions
Development Includes ground-up construction. Newly completed developments are considered fully operating once the property is placed in service.
EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre EBITDAre, or EBITDA for Real Estate, is a supplemental performance measure defined by the National Association of Real Estate Investment Trusts (“Nareit”) and intended for real estate companies. It represents earnings before interest expense, income taxes, depreciation and amortization, gains or losses from sales of depreciable property (including gains or losses on change in control), and impairment charges (recoveries) related to depreciable property. Adjusted EBITDAre is defined as EBITDAre excluding other impairments (recoveries) and other losses (gains), transaction and merger-related items, prepayment costs (benefits) associated with early retirement or payment of debt, restructuring and severance-related charges, litigation costs (recoveries), casualty-related charges (recoveries), stock-based compensation amortization expense, and non-refundable entrance fees collected in excess of (less than) the related amortization, adjusted to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. Fixed Charge Coverage Adjusted EBITDAre is defined as Adjusted EBITDAre excluding the adjustment to reflect the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period. EBITDAre, Adjusted EBITDAre, and Fixed Charge Coverage Adjusted EBITDAre include our pro rata share of our unconsolidated JVs presented on the same basis. We consider EBITDAre and Adjusted EBITDAre important supplemental measures to net income (loss) because they provide an additional manner in which to evaluate our operating performance and serve as additional indicators of our ability to service our debt obligations. Net income (loss) is the most directly comparable U.S. generally accepted accounting principles (“GAAP”) measure to EBITDAre and Adjusted EBITDAre.
Enterprise Debt Consolidated Debt plus our pro rata share of total debt from our unconsolidated JVs. Enterprise Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Enterprise Gross Assets Consolidated Gross Assets plus our pro rata share of total gross assets from our unconsolidated JVs, after adding back accumulated depreciation and amortization. Enterprise Gross Assets is a supplemental measure of our financial position, which, when used in conjunction with debt-related measures, enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Enterprise Secured Debt Consolidated Secured Debt plus our pro rata share of mortgage debt from our unconsolidated JVs. Enterprise Secured Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share of Enterprise Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Entrance Fees Certain of our CCRC communities have residency agreements which require the resident to pay an upfront entrance fee prior to taking occupancy at the community. For net income, NOI, Adjusted NOI, Nareit FFO, FFO as Adjusted, and AFFO, the non-refundable portion of the entrance fee is recorded as deferred entrance fee revenue and amortized over the estimated stay of the resident based on an actuarial valuation. The refundable portion of a resident’s entrance fee is generally refundable within a certain number of months or days following contract termination or upon the sale of the unit. All refundable amounts due to residents at any time in the future are classified as liabilities.
Financial Leverage Enterprise Debt divided by Enterprise Gross Assets. Financial Leverage is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by us to our JVs. Our pro rata share of total debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Fixed Charges Total interest expense plus capitalized interest plus preferred stock dividends (if applicable). Fixed Charges also includes our pro rata share of the interest expense plus capitalized interest plus preferred stock dividends (if applicable) of our unconsolidated JVs. Fixed Charges is a supplemental measure of our interest payments on outstanding debt and dividends to preferred stockholders for purposes of presenting Fixed Charge Coverage and Adjusted Fixed Charge Coverage. Fixed Charges is subject to limitations and qualifications, as, among other things, it does not include all contractual obligations.
Funds From Operations (“Nareit FFO”) and FFO as Adjusted Nareit FFO. Funds from Operations (“FFO”), as defined by the National Association of Real Estate Investment Trusts (“Nareit”), is net income (loss) applicable to common shares (computed in accordance with GAAP), excluding gains or losses from sales of depreciable property, including any current and deferred taxes directly associated with sales of depreciable property, impairments of, or related to, depreciable real estate or land held for development, plus real estate-related depreciation and amortization, and adjustments to compute our share of Nareit FFO from joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of Nareit FFO for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. For consolidated joint ventures in which we do not own 100%, we reflect our share of the equity by adjusting our Nareit FFO to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. Our pro rata share information is prepared on a basis consistent with the comparable consolidated amounts, is intended to reflect our proportionate economic interest in the operating results of properties in our portfolio and is calculated by applying our actual ownership percentage for the period. We do not control the unconsolidated joint ventures, and the pro rata presentations of reconciling items included in Nareit FFO do not represent our legal claim to such items. The joint venture members or partners are entitled to profit or loss allocations and distributions of cash flows according to the joint venture agreements, which provide for such allocations generally according to their invested capital.
The presentation of pro rata information has limitations, which include, but are not limited to, the following: (i) the amounts shown on the individual line items were derived by applying our overall economic ownership interest percentage determined when applying the equity method of accounting and do not necessarily represent our legal claim to the assets and liabilities, or the revenues and expenses and (ii) other companies in our industry may calculate their pro rata interest differently, limiting the usefulness as a comparative measure. Because of these limitations, the pro rata financial information should not be considered independently or as a substitute for our financial statements as reported

3

Definitions
under GAAP. We compensate for these limitations by relying primarily on our GAAP financial statements, using the pro rata financial information as a supplement.
We believe Nareit FFO applicable to common shares and diluted Nareit FFO applicable to common shares are important supplemental non-GAAP measures of operating performance for a REIT. Because the historical cost accounting convention used for real estate assets utilizes straight-line depreciation (except on land), such accounting presentation implies that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen and fallen with market conditions, presentations of operating results for a REIT that use historical cost accounting for depreciation could be less informative. The term Nareit FFO was designed by the REIT industry to address this issue.
Nareit FFO does not represent cash generated from operating activities in accordance with GAAP, is not necessarily indicative of cash available to fund cash needs and should not be considered an alternative to net income (loss). We compute Nareit FFO in accordance with the current Nareit definition; however, other REITs may report Nareit FFO differently or have a different interpretation of the current Nareit definition from ours. For a reconciliation of net income (loss) to Nareit FFO and other relevant disclosures, refer to “Non-GAAP Financial Measures Reconciliations” below.
FFO as Adjusted. In addition, we present Nareit FFO on an adjusted basis before the impact of non-comparable items including, but not limited to, transaction and merger-related items, other impairments (recoveries) and other losses (gains), restructuring and severance-related charges, prepayment costs (benefits) associated with early retirement or payment of debt, litigation costs (recoveries), casualty-related charges (recoveries), deferred tax asset valuation allowances, and changes in tax legislation (“FFO as Adjusted”). These adjustments are net of tax, when applicable, and are reflective of our share of our joint ventures. Adjustments for joint ventures are calculated to reflect our pro rata share of both our consolidated and unconsolidated joint ventures. We reflect our share of FFO as Adjusted for unconsolidated joint ventures by applying our actual ownership percentage for the period to the applicable reconciling items on an entity by entity basis. We reflect our share for consolidated joint ventures in which we do not own 100% of the equity by adjusting our FFO as Adjusted to remove the third-party ownership share of the applicable reconciling items based on actual ownership percentage for the applicable periods. See “Nareit FFO” above for further disclosures regarding our use of pro rata share information and its limitations. Prepayment costs (benefits) associated with early retirement of debt include the write-off of unamortized deferred financing fees, or additional costs, expenses, discounts, make-whole payments, penalties or premiums incurred as a result of early retirement or payment of debt. Other impairments (recoveries) and other losses (gains) include interest income associated with early and partial repayments of loans receivable and other losses or gains associated with non-depreciable assets including goodwill, undeveloped land parcels, and loans receivable. Management believes that FFO as Adjusted provides a meaningful supplemental measurement of our FFO run-rate and is frequently used by analysts, investors, and other interested parties in the evaluation of our performance as a REIT. At the same time that Nareit created and defined its FFO measure for the REIT industry, it also recognized that “management of each of its member companies has the responsibility and authority to publish financial information that it regards as useful to the financial community.” We believe stockholders, potential investors, and financial analysts who review our operating performance are best served by an FFO run-rate earnings measure that includes certain other adjustments to net income (loss), in addition to adjustments made to arrive at the Nareit defined measure of FFO. FFO as Adjusted is used by management in analyzing our business and the performance of our properties and we believe it is important that stockholders, potential investors, and financial analysts understand this measure used by management. We use FFO as Adjusted to: (i) evaluate our performance in comparison with expected results and results of previous periods, relative to resource allocation decisions, (ii) evaluate the performance of our management, (iii) budget and forecast future results to assist in the allocation of resources, (iv) assess our performance as compared with similar real estate companies and the industry in general, and (v) evaluate how a specific potential investment will impact our future results. Other REITs or real estate companies may use different methodologies for calculating an adjusted FFO measure, and accordingly, our FFO as Adjusted may not be comparable to those reported by other REITs.
Investment and Portfolio Investment Represents: (i) the carrying amount of real estate assets and intangibles, after adding back accumulated depreciation and amortization and (ii) the carrying amount of Debt Investments. Portfolio Investment also includes our pro rata share of the real estate assets and intangibles held in our unconsolidated JVs, presented on the same basis as Investment, and excludes noncontrolling interests' pro rata share of the real estate assets and intangibles held in our consolidated JVs, presented on the same basis. Investment and Portfolio Investment include land held for development.
Merger-Combined Same-Store (“SS”) Merger-Combined Same-Store Cash (Adjusted) NOI includes legacy Physicians Realty Trust properties that met the same-store criteria as if they were owned by the Company for the full analysis period. This information allows our investors, analysts, and Company management to evaluate the performance of our property portfolio under a consistent population by eliminating changes in the composition of our portfolio of properties, excluding properties within the other non-reportable segments. We include properties from our consolidated portfolio, as well as properties owned by our unconsolidated joint ventures in Merger-Combined Same-Store Adjusted NOI (see Cash (Adjusted) NOI definitions above for further discussion regarding our use of pro-rata share information and its limitations). Properties are included in Merger-Combined Same-Store once they are fully operating for the entirety of the comparative periods presented. A property is removed from Merger-Combined Same-Store when it is classified as held for sale, sold, placed into redevelopment, experiences a casualty event that significantly impacts operations, or a significant tenant relocates from a Merger-Combined Same-Store property to a Merger-Combined non Same-Store property and that change results in a corresponding increase in revenue. We do not report Merger-Combined Same-Store metrics for our other non-reportable segments.
Management believes that continued reporting of the same-store portfolio for only pre-merger Healthpeak Properties, Inc. offers minimal value to investors who are seeking to understand the operating performance and growth potential of the combined company. The Company was provided access to the underlying financial statements of legacy Physicians Realty Trust and other detailed information about each property, such as the acquisition date. Based on this available information, the Company was able to consistently apply its same-store definition across the combined portfolio. As a result of the merger, approximately 97% of the combined portfolio is represented in the Merger-Combined Same-Store presentation for the outpatient medical segment.
Merger-Combined Same-Store Cash (Adjusted) NOI Merger-Combined Same-Store Cash (Adjusted) NOI is Merger-Combined Same-Store Cash Real Estate Revenues less Merger-Combined Same-Store Cash Operating Expenses.
Merger-Combined Same-Store Cash Operating Expenses Merger-Combined Same-Store Cash Operating Expenses are non-GAAP supplemental measures. Merger-Combined Same-Store Cash Operating Expenses represent property level operating expenses (which exclude

4

Definitions
transition costs) and exclude certain non-property specific operating expenses that are allocated to each operating segment on a consolidated basis. Merger-Combined Same-Store Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Merger-Combined Same-Store Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Merger-Combined Same-Store Cash Real Estate Revenues Merger-Combined Same-Store Cash Real Estate Revenues are non-GAAP supplemental measures. Merger-Combined Same-Store Cash Real Estate Revenues include rental related revenues, resident fees and services and exclude amortization of deferred revenue from tenant-funded improvements. Merger-Combined Same-Store Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Merger-Combined Same-store Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Net Debt Enterprise Debt less the carrying amount of cash and cash equivalents, restricted cash, and expected net proceeds from the future settlement of shares issued through our equity forward contracts, as reported in our consolidated financial statements and our pro rata share of cash and cash equivalents and restricted cash from our unconsolidated JVs. Consolidated Debt is the most directly comparable GAAP measure to Net Debt. Net Debt is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies.
Net Debt to Adjusted EBITDAre Net Debt divided by Adjusted EBITDAre is a supplemental measure of our ability to decrease our debt. Because we may not be able to use our cash to reduce our debt on a dollar-for-dollar basis, this measure may have material limitations.
Portfolio Adjusted NOI Portfolio Adjusted NOI is Portfolio Cash Real Estate Revenues less Portfolio Cash Operating Expenses.
Portfolio Cash Operating Expenses Portfolio Cash Operating Expenses are non-GAAP supplemental measures. Portfolio Cash Operating Expenses represent property level operating expenses (which exclude transition costs). Portfolio Cash Operating Expenses include consolidated operating expenses plus the Company's pro rata share of operating expenses from its unconsolidated JVs less noncontrolling interests' pro rata share of operating expenses from consolidated JVs. Portfolio Cash Operating Expenses eliminates the effects of straight-line rents, lease termination fees, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fee expense.
Portfolio Cash Real Estate Revenues Portfolio Cash Real Estate Revenues are non-GAAP supplemental measures. Portfolio Cash Real Estate Revenues include rental related revenues, resident fees and services, and government grant income which is included in Other income (expense), net in our Consolidated Statement of Operations. Portfolio Cash Real Estate Revenues include the Company's pro rata share from unconsolidated JVs presented on the same basis and exclude noncontrolling interests' pro rata share from consolidated JVs presented on the same basis. Portfolio Cash Real Estate Revenues eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, and the impact of deferred community fee income.
Portfolio Income Cash (Adjusted) NOI plus interest income plus our pro rata share of Cash (Adjusted) NOI from our unconsolidated JVs less noncontrolling interests' pro rata share of Cash (Adjusted) NOI from consolidated JVs. Management believes that Portfolio Income is an important supplemental measure because it provides relevant and useful information regarding our performance; specifically, it is a measure of our property level profitability of the Company inclusive of interest income. Management believes that net income (loss) is the most directly comparable GAAP measure to Portfolio Income. Portfolio Income should not be viewed as an alternative measure of operating performance to net income (loss) as defined by GAAP since it does not reflect various excluded items.
Projected Stabilized Cash Yield Projected Cash (Adjusted) NOI at stabilization divided by the expected total development costs. Management considers Projected Stabilized Yield a useful metric for investors as it helps provide context to the expected effects that development projects will have on the Company’s future performance once stabilized.
Redevelopment Properties that incur major capital expenditures to significantly improve, change the use, or reposition the property pursuant to a formal redevelopment plan. Newly completed redevelopments, are considered fully operating once the property is placed in service. Redevelopment costs include only the incremental costs for the project.
REVPOR The 3-month average Cash Real Estate Revenues per occupied unit for the most recent period available. REVPOR excludes newly completed assets under lease-up, assets sold, acquired or converted to a new operating structure during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. REVPOR cannot be derived from the information presented for the Other portfolio as units reflect 100% of the unit capacities for unconsolidated JVs and revenue is at the Company's pro rata share. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR relates to our Other non-reportable segment. REVPOR is a metric used to evaluate the revenue-generating capacity and profit potential of our other assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our other assets.
REVPOR CCRC The 3-month average Cash Real Estate Revenues per occupied unit excluding Cash NREFs for the most recent period available. REVPOR CCRC excludes newly completed assets under lease-up, assets sold, or acquired during the relevant period, assets in redevelopment, assets that are held for sale, and assets that experienced a casualty event that significantly impacted operations. All facility occupancy data was derived solely from information provided by operators without independent verification by us. REVPOR CCRC is a metric used to evaluate the revenue-generating capacity and profit potential of our CCRC assets independent of fluctuating occupancy rates. It is also used in comparison against industry and competitor statistics, if known, to evaluate the quality of our CCRC assets.
RIDEA A structure whereby a taxable REIT subsidiary is permitted to rent a healthcare facility from its parent REIT and hire an independent contractor to operate the facility.
Secured Debt Ratio Enterprise Secured Debt divided by Enterprise Gross Assets. Secured Debt Ratio is a supplemental measure of our financial position, which enables both management and investors to analyze our leverage and to compare our leverage to that of other companies. Our pro rata share information is calculated by applying our actual ownership percentage for the period and excludes debt funded by

5

Definitions
us to our JVs. Our pro rata share of Total Secured Debt from our unconsolidated JVs is not intended to reflect our actual liability or ability to access assets should there be a default under any or all such loans or a liquidation of the JVs.
Segments The Company’s diverse portfolio is comprised of investments in the following reportable healthcare segments: (i) outpatient medical; (ii) lab; and (iii) continuing care retirement community (“CCRC”).
Share of Consolidated Joint Ventures ("JVs") Noncontrolling interests' pro rata share information is prepared by applying noncontrolling interests' actual ownership percentage for the period and is intended to reflect noncontrolling interests' proportionate economic interest in the financial position and operating results of properties in our portfolio.
Share of Unconsolidated Joint Ventures Our pro rata share information is prepared by applying our actual ownership percentage for the period and is intended to reflect our proportionate economic interest in the financial position and operating results of properties in our portfolio. Certain unconsolidated joint ventures are excluded from leasing statistics when leasing information is not available.

6

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Net income (loss) applicable to common shares	$(117,256)	$85,675	$(43,335)	$237,985
Real estate related depreciation and amortization	262,317	280,019	796,779	782,736
Healthpeak’s share of real estate related depreciation and amortization from unconsolidated joint ventures	12,574	12,127	37,304	32,520
Noncontrolling interests’ share of real estate related depreciation and amortization	(3,807)	(4,534)	(12,686)	(13,705)
Loss (gain) on sales of depreciable real estate, net	(11,500)	(62,325)	(13,136)	(187,624)
Loss (gain) upon change of control, net(1)	—	430	—	(77,548)
Taxes associated with real estate dispositions(2)	—	(145)	(335)	11,512
Impairments (recoveries) of real estate, net(3)	175,827	—	175,827	—
Nareit FFO applicable to common shares	318,155	311,247	940,418	785,876
Distributions on dilutive convertible units and other	4,551	4,577	13,735	11,670
Diluted Nareit FFO applicable to common shares	$322,706	$315,824	$954,153	$797,546

Weighted average shares outstanding - Diluted Nareit FFO	709,513	714,715	711,023	681,128

Impact of adjustments to Nareit FFO:
Transaction and merger-related items(4)	$2,420	$2,725	$18,169	$108,923
Other impairments (recoveries) and other losses (gains), net(5)	(54)	441	125	11,741
Casualty-related charges (recoveries), net(6)	(1,771)	1,792	6,375	588
Total adjustments	$595	$4,958	$24,669	$121,252

FFO as Adjusted applicable to common shares	$318,750	$316,205	$965,087	$907,128
Distributions on dilutive convertible units and other	4,551	4,571	13,715	11,537
Diluted FFO as Adjusted applicable to common shares	$323,301	$320,776	$978,802	$918,665

Weighted average shares outstanding - Diluted FFO as Adjusted	709,513	714,715	711,023	681,128

FFO as Adjusted applicable to common shares	$318,750	$316,205	$965,087	$907,128
Stock-based compensation amortization expense	4,046	3,755	10,410	11,935
Amortization of deferred financing costs and debt discounts (premiums)	7,981	7,408	23,708	19,247
Straight-line rents	(14,282)	(10,346)	(30,836)	(32,891)
AFFO capital expenditures	(27,261)	(23,510)	(76,125)	(76,744)
CCRC entrance fees(7)	12,711	11,046	36,449	30,548
Deferred income taxes	(179)	585	4,989	2,330
Amortization of above (below) market lease intangibles, net	(8,105)	(7,887)	(28,402)	(23,325)
Other AFFO adjustments	(1,687)	(1,277)	(1,303)	(4,947)
AFFO applicable to common shares	291,974	295,979	903,977	833,281
Distributions on dilutive convertible units and other	4,550	4,576	13,735	11,671
Diluted AFFO applicable to common shares(7)	$296,524	$300,555	$917,712	$844,952

Weighted average shares outstanding - Diluted AFFO	709,513	714,715	711,023	681,128

Continued

7

Reconciliations

Funds From Operations
In thousands, except per share data

	Three Months Ended September 30,		Nine Months Ended September 30,
	2025	2024	2025	2024
Diluted earnings per common share	$(0.17)	$0.12	$(0.06)	$0.36
Depreciation and amortization	0.39	0.41	1.17	1.18
Loss (gain) on sales of depreciable real estate, net	(0.02)	(0.09)	(0.02)	(0.28)
Loss (gain) upon change of control, net(1)	—	0.00	—	(0.11)
Taxes associated with real estate dispositions(2)	—	0.00	0.00	0.02
Impairments (recoveries) of depreciable real estate, net(3)	0.25	—	0.25	—
Diluted Nareit FFO per common share	$0.45	$0.44	$1.34	$1.17
Transaction and merger-related items(4)	0.01	0.01	0.03	0.16
Other impairments (recoveries) and other losses (gains), net(5)	0.00	0.00	0.00	0.02
Casualty-related charges (recoveries), net(6)	0.00	0.00	0.01	0.00
Diluted FFO as Adjusted per common share	$0.46	$0.45	$1.38	$1.35
Stock-based compensation amortization expense	0.01	0.01	0.01	0.02
Amortization of deferred financing costs and debt discounts (premiums)	0.01	0.01	0.03	0.03
Straight-line rents	(0.02)	(0.02)	(0.04)	(0.05)
AFFO capital expenditures	(0.04)	(0.03)	(0.11)	(0.11)
CCRC entrance fees(7)	0.01	0.01	0.05	0.04
Deferred income taxes	0.00	0.00	0.01	0.00
Amortization of above (below) market lease intangibles, net	(0.01)	(0.01)	(0.04)	(0.03)
Other AFFO adjustments	0.00	0.00	0.00	(0.01)
Diluted AFFO per common share(7)	$0.42	$0.42	$1.29	$1.24
______________________________________
(1)The nine months ended September 30, 2024 includes a gain upon change of control related to the sale of a 65% interest in two lab buildings in San Diego, California. The gain upon change of control is included in other income (expense), net in the Consolidated Statements of Operations.
(2)The nine months ended September 30, 2024 includes non-cash income tax expense related to the sale of a 65% interest in two lab buildings in San Diego, California.
(3)The three and nine months ended September 30, 2025 includes other-than-temporary impairment charges on certain unconsolidated real estate joint ventures. During the three months ended September 30, 2025, we concluded that the decline in fair values of these joint ventures was other-than-temporary due to the length of time and extent of which the fair values have been less than carrying value. Other-than-temporary impairment charges on our unconsolidated joint ventures are recognized in equity income (loss) from unconsolidated joint ventures in the Consolidated Statements of Operations.
(4)The three and nine months ended September 30, 2025 and 2024 include costs related to the merger, which are primarily comprised of advisory, legal, accounting, tax, information technology, post-combination severance and stock compensation expense, and other costs of combining operations with Physicians Realty Trust that were incurred during the period. The nine months ended September 30, 2025 also includes $6 million of costs incurred related to certain investments we are no longer pursuing. For the three and nine months ended September 30, 2024, these costs were partially offset by termination fee income of $4 million and $13 million, respectively, associated with Graphite Bio, Inc., which later merged with LENZ Therapeutics, Inc. in March 2024, for which the lease terms were modified to accelerate expiration of the lease to December 2024. This termination fee income is included in rental and related revenues on the Consolidated Statements of Operations, but is excluded from Portfolio Cash Real Estate Revenues and FFO as Adjusted.
(5)The three and nine months ended September 30, 2025 and 2024 include reserves and (recoveries) for expected loan losses recognized in impairments and loan loss reserves (recoveries), net in the Consolidated Statements of Operations.
(6)Casualty-related charges (recoveries), net are recognized in other income (expense), net, equity income (loss) from unconsolidated joint ventures, and noncontrolling interests' share in earnings in the Consolidated Statements of Operations.
(7)During the first quarter of 2025, we changed our definition of AFFO to adjust for the non-refundable entrance fees collected in excess of the related amortization as we believe the cash collection of these fees is a more meaningful representation of the performance of CCRCs in the determination of AFFO. Utilizing the prior definition for the three months ended September 30, 2025 and 2024, diluted AFFO applicable to common shares was $283.8 million and $289.5 million, respectively, and diluted AFFO per common share was $0.40 and $0.41, respectively. Utilizing the prior definition for the nine months ended September 30, 2025 and 2024, diluted AFFO applicable to common shares was $881.3 million and $814.4 million, respectively, and diluted AFFO per common share was $1.24 and $1.20, respectively.

8

Reconciliations

2025 Guidance(1)
Per share data

	2025 Guidance Ranges
	Low	High
Diluted earnings per common share	$—	$0.06
Real estate related depreciation and amortization	1.50	1.50
Healthpeak's share of real estate related depreciation and amortization from unconsolidated joint ventures	0.07	0.07
Noncontrolling interests' share of real estate related depreciation and amortization	0.23	0.23
Loss (gain) on sales of depreciable real estate, net	(0.02)	(0.02)
Diluted Nareit FFO per common share	$1.78	$1.84

Transaction and merger-related items	$0.02	$0.02
Casualty-related charges (recoveries), net	0.01	0.01
Diluted FFO as Adjusted per common share	$1.81	$1.87
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of October 23, 2025 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on October 23, 2025. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments.

9

Reconciliations

2025 Guidance(1)
In millions

For the projected year 2025 (low)

Total Portfolio
Net Income	$34
Real estate related depreciation and amortization	1,051
Loss (gain) on sales of depreciable real estate, net	(13)
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	471
Cash (Adjusted) NOI	$1,542
Merger-Combined non-SS Adjusted NOI	(142)
Total Merger-Combined Same-Store Cash (Adjusted) NOI(2)	$1,401

For the projected year 2025 (high)

Total Portfolio
Net Income	$69
Real estate related depreciation and amortization	1,051
Loss (gain) on sales of depreciable real estate, net	(13)
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	449
Cash (Adjusted) NOI	$1,556
Merger-Combined non-SS Adjusted NOI	(142)
Total Merger-Combined Same-Store Cash (Adjusted) NOI(2)	$1,414

For the year-ended December 31, 2024

Total Portfolio
Net Income	$267
Real estate related depreciation and amortization	1,057
Loss (gain) on sales of depreciable real estate, net	(179)
Other impairments (recoveries) and other losses (gains), net	23
Other income, costs, and expense adjustments for Cash (Adjusted) NOI	329
Cash (Adjusted) NOI	$1,498
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	53
Merger-Combined non-SS Adjusted NOI	(191)
Total Merger-Combined Same-Store Cash (Adjusted) NOI(2)	$1,360

Projected Merger-Combined Cash Same-Store for the full year 2025

Low	3.00%
High	4.00%
______________________________________
(1)The foregoing projections reflect management's view of current and future market conditions as of October 23, 2025 including assumptions with respect to rental rates, occupancy levels, development items, and the earnings impact of the events referenced in our earnings press release that was issued on October 23, 2025. However, these projections do not reflect the impact of unannounced future transactions, except as described herein. Our actual results may differ materially from the projections set forth above. Except as otherwise required by law, management assumes no, and hereby disclaims any, obligation to update any of the foregoing projections as a result of new information or new or future developments. May not foot or recalculate due to the rounding.
(2)Total Merger-Combined Same-Store Cash (Adjusted) NOI include the results from operations of the legacy Physicians Realty Trust properties that met the same-store definition as if they were owned by the Company for the entirety of the periods presented.

10

Reconciliations

Enterprise Gross Assets
In thousands

September 30, 2025
Consolidated total assets(1)	$19,582,401
Investments in and advances to unconsolidated joint ventures	(796,171)
Accumulated depreciation and amortization of real estate	4,438,273
Accumulated amortization of real estate intangibles	710,661
Accumulated depreciation and amortization of real estate assets held for sale	51,909
Consolidated Gross Assets	$23,987,073
Healthpeak's share of unconsolidated joint venture gross assets	1,279,185
Enterprise Gross Assets	$25,266,258
______________________________________
(1)Consolidated total assets represents total assets on the Consolidated Balance Sheet as of September 30, 2025 presented on page 9 within the Earnings Release and Supplemental Report for the quarter ended September 30, 2025.

Portfolio Investment
In thousands

	September 30, 2025
	Outpatient Medical	Lab	CCRC	Other	Total
Net real estate	$7,018,944	$7,178,982	$1,633,248	$—	$15,831,174
Real estate assets held for sale, net	—	59,293	—	—	59,293
Intangible assets, net	534,294	39,061	37,158	—	610,513
Accumulated depreciation and amortization of real estate	2,249,962	1,695,687	492,624	—	4,438,273
Accumulated amortization of real estate intangibles assets	383,815	82,648	244,198	—	710,661
Accumulated depreciation and amortization of real estate assets held for sale	—	51,909	—	—	51,909
Healthpeak's share of unconsolidated joint venture gross real estate assets	250,316	594,735	—	486,400	1,331,451
Fully depreciated and amortized real estate and intangibles assets	930,089	681,744	81,683	—	1,693,516
Leasing commissions and other	186,858	121,295	—	—	308,153
Debt investments	—	—	—	681,048	681,048
Real estate intangible liabilities, gross	(239,559)	(190,922)	—	—	(430,481)
Noncontrolling interests' share of consolidated joint venture real estate and related intangibles	(440,150)	—	—	—	(440,150)
Portfolio Investment	$10,874,569	$10,314,432	$2,488,911	$1,167,448	$24,845,360

11

Reconciliations

Revenues
In thousands

	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Outpatient Medical	$317,659	$317,298	$320,548	$320,482	$326,561
Lab	225,592	217,833	217,593	209,205	213,325
CCRC	142,845	145,963	148,927	148,855	150,458
Other	13,126	15,199	14,332	14,288	14,092
Corporate Non-segment	1,175	1,695	1,489	1,518	1,437
Total revenues	$700,397	$697,988	$702,889	$694,348	$705,873
Outpatient Medical	—	—	—	—	—
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	(13,126)	(15,199)	(14,332)	(14,288)	(14,092)
Corporate Non-segment	(1,175)	(1,695)	(1,489)	(1,518)	(1,437)
Less: Interest income and other	$(14,301)	$(16,894)	$(15,821)	$(15,806)	$(15,529)
Outpatient Medical	7,065	7,334	7,259	7,183	7,327
Lab	5,242	5,329	2,800	7,358	6,834
CCRC	—	—	—	—	—
Other	21,886	21,845	22,459	22,460	22,494
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$34,193	$34,508	$32,518	$37,001	$36,655
Outpatient Medical	(9,734)	(9,692)	(9,973)	(10,020)	(10,334)
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(9,734)	$(9,692)	$(9,973)	$(10,020)	$(10,334)
Outpatient Medical	(12,761)	(13,181)	(13,426)	(12,470)	(12,021)
Lab	(16,647)	(12,550)	(14,557)	(12,202)	(15,312)
CCRC	—	—	—	—	—
Other	(71)	(94)	(7)	67	(15)
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to real estate revenues	$(29,479)	$(25,825)	$(27,990)	$(24,605)	$(27,348)
Outpatient Medical	302,229	301,759	304,408	305,175	311,532
Lab	214,187	210,612	205,836	204,362	204,847
CCRC	142,845	145,963	148,927	148,855	150,458
Other	21,815	21,751	22,452	22,527	22,479
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Real Estate Revenues	$681,076	$680,085	$681,623	$680,919	$689,316

Continued

12

Reconciliations

Revenues
In thousands

	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Outpatient Medical	$(13,029)	$(9,964)	$(9,292)	$(10,741)	$(10,875)
Lab	(41,662)	(39,586)	(34,992)	(35,285)	(36,902)
CCRC	—	—	—	—	—
Other	(21,815)	(21,751)	(22,452)	(22,527)	(22,479)
Corporate Non-segment	—	—	—	—	—
Merger-Combined non-SS Cash Real Estate Revenues	$(76,506)	$(71,301)	$(66,736)	$(68,553)	$(70,256)
Outpatient Medical	289,200	291,795	295,116	294,434	300,657
Lab	172,525	171,026	170,844	169,077	167,945
CCRC	142,845	145,963	148,927	148,855	150,458
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Merger-Combined SS Cash Real Estate Revenues	$604,570	$608,784	$614,887	$612,366	$619,060

13

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Outpatient Medical	$106,484	$106,539	$105,226	$105,331	$113,660
Lab	64,075	62,049	57,658	59,401	64,352
CCRC	109,720	108,438	110,259	111,449	113,910
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Operating expenses	$280,279	$277,026	$273,143	$276,181	$291,922
Outpatient Medical	2,832	2,655	2,994	2,695	2,887
Lab	1,811	1,703	1,666	1,898	2,229
CCRC	—	—	—	—	—
Other	16,226	16,224	16,324	16,440	16,855
Corporate Non-segment	—	—	—	—	—
Healthpeak's share of unconsolidated joint venture operating expenses	$20,869	$20,582	$20,984	$21,033	$21,971
Outpatient Medical	(2,851)	(2,692)	(2,778)	(2,801)	(3,765)
Lab	—	—	—	—	—
CCRC	—	—	—	—	—
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Noncontrolling interests' share of consolidated joint venture operating expenses	$(2,851)	$(2,692)	$(2,778)	$(2,801)	$(3,765)
Outpatient Medical	(1,741)	(1,791)	(1,344)	(1,657)	(1,663)
Lab	253	275	279	286	208
CCRC	(95)	1,479	—	843	—
Other	3	(88)	(11)	104	7
Corporate Non-segment	—	—	—	—	—
Non-cash adjustments to operating expenses	$(1,580)	$(125)	$(1,076)	$(424)	$(1,448)
Outpatient Medical	104,724	104,711	104,097	103,568	111,118
Lab	66,139	64,027	59,603	61,586	66,789
CCRC	109,625	109,917	110,260	112,292	113,910
Other	16,229	16,136	16,313	16,544	16,862
Corporate Non-segment	—	—	—	—	—
Portfolio Cash Operating Expenses	$296,717	$294,791	$290,273	$293,990	$308,679

Continued

14

Reconciliations

Operating Expenses
In thousands

	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Outpatient Medical	$(7,107)	$(4,745)	$(5,395)	$(5,606)	$(5,867)
Lab	(13,555)	(14,511)	(12,383)	(13,507)	(14,941)
CCRC	(557)	(546)	(396)	(394)	(392)
Other	(16,229)	(16,136)	(16,313)	(16,544)	(16,862)
Corporate Non-segment	—	—	—	—	—
Merger-Combined non-SS Cash Operating Expenses	$(37,448)	$(35,938)	$(34,487)	$(36,051)	$(38,062)
Outpatient Medical	97,617	99,966	98,702	97,962	105,251
Lab	52,584	49,516	47,220	48,079	51,848
CCRC	109,068	109,371	109,864	111,898	113,518
Other	—	—	—	—	—
Corporate Non-segment	—	—	—	—	—
Merger-Combined SS Cash Operating Expenses	$259,269	$258,853	$255,786	$257,939	$270,617

15

Reconciliations

Revenue	Operating Expenses
In thousands

Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2025
Outpatient Medical	$967,591	Outpatient Medical	$324,216
Lab	640,123	Lab	181,412
CCRC	448,240	CCRC	335,618
Other	42,712	Other	—
Corporate Non-segment	4,444	Corporate Non-segment	—
Total revenues	$2,103,110	Operating expenses	$841,246
Outpatient Medical	—	Outpatient Medical	8,576
Lab	—	Lab	5,793
CCRC	—	CCRC	—
Other	(42,712)	Other	49,620
Corporate Non-segment	(4,444)	Corporate Non-segment	—
Less: Interest income and other	$(47,156)	Healthpeak's share of unconsolidated joint venture operating expenses	$63,989
Outpatient Medical	21,769	Outpatient Medical	(9,344)
Lab	16,992	Lab	—
CCRC	—	CCRC	—
Other	67,414	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$106,175	Noncontrolling interests' share of consolidated joint venture operating expenses	$(9,344)
Outpatient Medical	(30,327)	Outpatient Medical	(4,666)
Lab	—	Lab	774
CCRC	—	CCRC	844
Other	—	Other	99
Corporate Non-segment	—	Corporate Non-segment	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(30,327)	Non-cash adjustments to operating expenses	$(2,949)
Outpatient Medical	(37,919)	Outpatient Medical	318,782
Lab	(42,070)	Lab	187,979
CCRC	—	CCRC	336,462
Other	44	Other	49,719
Corporate Non-segment	—	Corporate Non-segment	—
Non-cash adjustments to real estate revenues	$(79,945)	Portfolio Cash Operating Expenses	$892,942
Continued

16

Reconciliations

Revenue	Operating Expenses
In thousands

Nine Months Ended September 30, 2025		Nine Months Ended September 30, 2025
Outpatient Medical	$921,114	Outpatient Medical	$(17,633)
Lab	615,045	Lab	(42,591)
CCRC	448,240	CCRC	(1,182)
Other	67,458	Other	(49,719)
Corporate Non-segment	—	Corporate Non-segment	—
Portfolio Cash Real Estate Revenues	$2,051,857	Merger-Combined non-SS Cash Operating Expenses	$(111,125)
Outpatient Medical	(32,782)	Outpatient Medical	301,149
Lab	(111,537)	Lab	145,388
CCRC	—	CCRC	335,280
Other	(67,458)	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Merger-Combined non-SS Cash Real Estate Revenues	$(211,777)	Merger-Combined SS Cash Operating Expenses	$781,817
Outpatient Medical	888,332
Lab	503,508
CCRC	448,240
Other	—
Corporate Non-segment	—
Merger-Combined SS Cash Real Estate Revenues	$1,840,080

17

Reconciliations

Revenue	Operating Expenses
In thousands

Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2024
Outpatient Medical	$888,446	Outpatient Medical	$299,455
Lab	663,619	Lab	177,571
CCRC	422,512	CCRC	320,809
Other	25,063	Other	—
Corporate Non-segment	2,821	Corporate Non-segment	—
Total revenues	$2,002,461	Operating expenses	$797,835
Outpatient Medical	—	Outpatient Medical	6,380
Lab	—	Lab	4,663
CCRC	—	CCRC	—
Other	(25,063)	Other	48,116
Corporate Non-segment	(2,821)	Corporate Non-segment	—
Less: Interest income and other	$(27,884)	Healthpeak's share of unconsolidated joint venture operating expenses	$59,159
Outpatient Medical	16,707	Outpatient Medical	(7,889)
Lab	14,404	Lab	(52)
CCRC	—	CCRC	—
Other	64,797	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Healthpeak's share of unconsolidated joint venture real estate revenues	$95,908	Noncontrolling interests' share of consolidated joint venture operating expenses	$(7,941)
Outpatient Medical	(27,952)	Outpatient Medical	(4,299)
Lab	(196)	Lab	862
CCRC	—	CCRC	1,645
Other	—	Other	(251)
Corporate Non-segment	—	Corporate Non-segment	—
Noncontrolling interests' share of consolidated joint venture real estate revenues	$(28,148)	Non-cash adjustments to operating expenses	$(2,043)
Outpatient Medical	(31,872)	Outpatient Medical	293,647
Lab	(50,762)	Lab	183,044
CCRC	—	CCRC	322,454
Other	(145)	Other	47,865
Corporate Non-segment	—	Corporate Non-segment	—
Non-cash adjustments to real estate revenues	$(82,779)	Portfolio Cash Operating Expenses	$847,010
Continued

18

Reconciliations

Revenue	Operating Expenses
In thousands

Nine Months Ended September 30, 2024		Nine Months Ended September 30, 2024
Outpatient Medical	$845,329	Outpatient Medical	$29,131
Lab	627,065	Life science	—
CCRC	422,512	CCRC	—
Other	64,652	Other	—
Corporate Non-segment	—	Corporate Non-Segment	—
Portfolio Cash Real Estate Revenues	$1,959,558	Pre-Merger legacy Physicians Realty Trust Cash Operating Expenses	$29,131
Outpatient Medical	90,529	Outpatient Medical	(32,319)
Lab	—	Lab	(39,557)
CCRC	—	CCRC	(1,463)
Other	—	Other	(47,865)
Corporate Non-segment	—	Corporate Non-segment	—
Pre-Merger legacy Physicians Realty Trust Cash Real Estate Revenue	$90,529	Merger-Combined non-SS Cash Operating Expenses	$(121,204)
Outpatient Medical	(78,629)	Outpatient Medical	290,459
Lab	(132,509)	Lab	143,487
CCRC	—	CCRC	320,991
Other	(64,652)	Other	—
Corporate Non-segment	—	Corporate Non-segment	—
Merger-Combined non-SS Cash Real Estate Revenues	$(275,790)	Merger-Combined SS Cash Operating Expenses	$754,937
Outpatient Medical	857,229
Lab	494,556
CCRC	422,512
Other	—
Corporate Non-segment	—
Merger-Combined SS Cash Real Estate Revenues	$1,774,297

19

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Total Portfolio	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Net income (loss)	$92,738	$10,672	$50,064	$39,019	$(109,848)
Interest income and other	(14,301)	(16,894)	(15,821)	(15,806)	(15,529)
Interest expense	74,105	70,508	72,693	75,063	76,784
Depreciation and amortization	280,019	274,469	268,546	265,916	262,317
General and administrative	23,216	23,929	26,118	20,764	19,907
Transaction and merger-related costs	7,134	10,572	5,534	10,215	2,420
Impairments and loan loss reserves (recoveries), net	441	11,632	(3,562)	3,499	(54)
(Gain) loss on sales of real estate, net	(62,325)	8,929	—	(1,636)	(11,500)
Other (income) expense, net	(982)	24,157	6,126	4,692	(1,160)
Income tax (benefit) expense	1,938	(14,014)	2,080	2,382	(1,206)
Equity (income) loss from unconsolidated joint ventures	3,834	108	2,147	(1,747)	176,291
Healthpeak's share of unconsolidated joint venture NOI	13,324	13,926	11,534	15,968	14,684
Noncontrolling interests' share of consolidated joint venture NOI	(6,883)	(7,000)	(7,195)	(7,219)	(6,569)
Adjustments to NOI(1)	(27,899)	(25,700)	(26,914)	(24,181)	(25,900)
Portfolio Adjusted NOI	$384,359	$385,294	$391,350	$386,929	$380,637
Merger-Combined non-SS Adjusted NOI	(39,058)	(35,363)	(32,249)	(32,502)	(32,194)
Merger-Combined SS Adjusted NOI	$345,301	$349,931	$359,101	$354,427	$348,443

Outpatient Medical	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Net income (loss)	$94,960	$32,066	$51,216	$54,395	$64,948
Interest expense	4,268	3,686	3,573	3,476	3,571
Depreciation and amortization	168,120	162,592	157,131	156,714	154,485
Transaction and merger-related costs	889	1,137	248	12	298
Impairments and loan loss reserves (recoveries), net	—	13,118	—	—	—
(Gain) loss on sales of real estate, net	(62,325)	(5,832)	—	(2,932)	(11,500)
Other (income) expense, net	78	1,122	(49)	652	(1,350)
Equity (income) loss from unconsolidated joint ventures	5,185	2,870	3,204	2,834	2,449
Healthpeak's share of unconsolidated joint venture NOI	4,233	4,679	4,265	4,488	4,440
Noncontrolling interests' share of consolidated joint venture NOI	(6,883)	(7,000)	(7,195)	(7,219)	(6,569)
Adjustments to NOI(1)	(11,020)	(11,390)	(12,082)	(10,813)	(10,358)
Portfolio Adjusted NOI	$197,505	$197,048	$200,311	$201,607	$200,414
Merger-Combined non-SS Adjusted NOI	(5,922)	(5,219)	(3,897)	(5,135)	(5,008)
Merger-Combined SS Adjusted NOI	$191,583	$191,829	$196,414	$196,472	$195,406

Continued

20

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Lab	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Net income (loss)	$85,240	$83,305	$80,403	$74,328	$(104,187)
Depreciation and amortization	77,625	77,127	78,616	78,010	76,946
Transaction and merger-related costs	4	12	337	295	232
(Gain) loss on sales of real estate, net	—	(298)	—	—	—
Other (income) expense, net	402	(2,496)	(13)	(20)	(138)
Equity (income) loss from unconsolidated joint ventures	(1,754)	(1,866)	592	(2,809)	176,120
Healthpeak's share of unconsolidated joint venture NOI	3,431	3,626	1,134	5,460	4,605
Adjustments to NOI(1)	(16,900)	(12,825)	(14,836)	(12,488)	(15,520)
Portfolio Adjusted NOI	$148,048	$146,585	$146,233	$142,776	$138,058
Merger-Combined non-SS Adjusted NOI	(28,107)	(25,075)	(22,609)	(21,778)	(21,961)
Merger-Combined SS Adjusted NOI	$119,941	$121,510	$123,624	$120,998	$116,097

CCRC	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Net income (loss)	$(2,827)	$(25,978)	$(1,679)	$303	$4,439
Interest expense	984	978	948	949	951
Depreciation and amortization	34,274	34,750	32,799	31,192	30,886
Transaction and merger-related costs	—	11	14	215	—
Other (income) expense, net	694	27,764	6,585	4,747	272
Adjustments to NOI(1)	95	(1,479)	—	(843)	—
Portfolio Adjusted NOI	$33,220	$36,046	$38,667	$36,563	$36,548
Merger-Combined non-SS Adjusted NOI	557	546	396	394	392
Merger-Combined SS Adjusted NOI	$33,777	$36,592	$39,063	$36,957	$36,940

Other	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Net income (loss)	$12,282	$2,522	$19,004	$10,907	$15,983
Interest income and other	(13,126)	(15,199)	(14,332)	(14,288)	(14,092)
Transaction and merger-related costs	—	—	433	393	(5)
Impairments and loan loss reserves (recoveries), net	441	(1,486)	(3,562)	3,499	(54)
(Gain) loss on sales of real estate, net	—	15,059	—	1,296	—
Other (income) expense, net	—	—	106	(35)	446
Equity (income) loss from unconsolidated joint ventures	403	(896)	(1,649)	(1,772)	(2,278)
Healthpeak's share of unconsolidated joint venture NOI	5,660	5,621	6,135	6,020	5,639
Adjustments to NOI(1)	(74)	(6)	4	(37)	(22)
Portfolio Adjusted NOI	$5,586	$5,615	$6,139	$5,983	$5,617
Merger-Combined non-SS Adjusted NOI	(5,586)	(5,615)	(6,139)	(5,983)	(5,617)
Merger-Combined SS Adjusted NOI	$—	$—	$—	$—	$—

Continued

21

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

Corporate Non-Segment	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Net income (loss)	$(96,917)	$(81,243)	$(98,880)	$(100,914)	$(91,031)
Interest income and other	(1,175)	(1,695)	(1,489)	(1,518)	(1,437)
Interest expense	68,853	65,844	68,172	70,638	72,262
General and administrative	23,216	23,929	26,118	20,764	19,907
Transaction and merger-related costs	6,241	9,412	4,502	9,300	1,895
Other (income) expense, net	(2,156)	(2,233)	(503)	(652)	(390)
Income tax (benefit) expense	1,938	(14,014)	2,080	2,382	(1,206)
Merger-Combined SS Adjusted NOI	$—	$—	$—	$—	$—
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, the impact of deferred community fee income, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.

22

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

For the nine months ended September 30, 2025

	Outpatient Medical	Lab	CCRC	Other Non- reportable	Corporate Non-segment	Total
Net income (loss)	$170,559	$50,543	$3,064	$45,894	$(290,825)	$(20,765)
Interest income and other	—	—	—	(42,712)	(4,444)	(47,156)
Interest expense	10,620	—	2,848	—	211,072	224,540
Depreciation and amortization	468,330	233,572	94,877	—	—	796,779
General and administrative	—	—	—	—	66,789	66,789
Transaction and merger-related costs	558	864	229	821	15,697	18,169
Impairments and loan loss reserves (recoveries), net	—	—	—	(117)	—	(117)
(Gain) loss on sales of real estate, net	(14,432)	—	—	1,296	—	(13,136)
Other (income) expense, net	(747)	(171)	11,604	517	(1,545)	9,658
Income tax (benefit) expense	—	—	—	—	3,256	3,256
Equity (income) loss from unconsolidated joint ventures	8,487	173,903	—	(5,699)	—	176,691
Healthpeak's share of unconsolidated joint venture NOI	13,193	11,199	—	17,794	—	42,186
Noncontrolling interests' share of consolidated joint venture NOI	(20,983)	—	—	—	—	(20,983)
Adjustments to NOI(1)	(33,253)	(42,844)	(844)	(55)	—	(76,996)
Portfolio Adjusted NOI	$602,332	$427,066	$111,778	$17,739	$—	$1,158,915
Merger-Combined non-SS Adjusted NOI	(15,149)	(68,946)	1,182	(17,739)	—	(100,652)
Merger-Combined SS Adjusted NOI	$587,183	$358,120	$112,960	$—	$—	$1,058,263
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, the impact of deferred community fee income, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.

23

Reconciliations

Segment Portfolio NOI and Cash (Adjusted) NOI, Portfolio Income, and SS
In thousands

For the nine months ended September 30, 2024

	Outpatient Medical	Lab	CCRC	Other Non- reportable	Corporate Non-segment	Total
Net income (loss)	$253,425	$393,912	$(5,159)	$14,753	$(400,300)	$256,631
Interest income and other	—	—	—	(25,063)	(2,821)	(27,884)
Interest expense	11,231	—	2,963	—	195,728	209,922
Depreciation and amortization	447,819	232,480	102,437	—	—	782,736
General and administrative	—	—	—	—	73,233	73,233
Transaction and merger-related costs	1,043	490	49	—	120,531	122,113
Impairments and loan loss reserves (recoveries), net	—	—	—	11,346	—	11,346
(Gain) loss on sales of real estate, net	(132,369)	(55,255)	—	—	—	(187,624)
Other (income) expense, net	(1,376)	(78,766)	1,413	(38)	(4,735)	(83,502)
Income tax (benefit) expense	—	—	—	—	18,364	18,364
Equity (income) loss from unconsolidated joint ventures	9,218	(6,813)	—	(998)	—	1,407
Healthpeak's share of unconsolidated joint venture NOI	10,327	9,741	—	16,681	—	36,749
Noncontrolling interests' share of consolidated joint venture NOI	(20,063)	(144)	—	—	—	(20,207)
Adjustments to NOI(1)	(27,573)	(51,624)	(1,645)	106	—	(80,736)
Portfolio Adjusted NOI	$551,682	$444,021	$100,058	$16,787	$—	$1,112,548
Pre-Merger legacy Physicians Realty Trust Adjusted NOI	61,398	—	—	—	—	61,398
Merger-Combined non-SS Adjusted NOI	(46,310)	(92,952)	1,463	(16,787)	—	(154,586)
Merger-Combined SS Adjusted NOI	$566,770	$351,069	$101,521	$—	$—	$1,019,360
______________________________________
(1)Adjustments to NOI eliminates the effects of straight-line rents, amortization of market lease intangibles, lease termination fees, the impact of deferred community fee income, actuarial reserves for insurance claims that have been incurred but not reported, and the impact of deferred community fees expense.

24

Reconciliations

Property Count Reconciliations

As of September 30, 2025
	Property Count Reconciliation
	Outpatient Medical	Lab	CCRC	Other	Total
Prior Quarter Total Property Count	529	139	15	19	702
Acquisitions	3	—	—	—	3
Assets sold	(2)	—	—	—	(2)
Current Quarter Total Property Count	530	139	15	19	703
Recent acquisitions	(6)	—	—	—	(6)
Assets in Development	(6)	(2)	—	—	(8)
Recently completed Developments	(3)	(2)	—	—	(5)
Assets in Redevelopment	—	(22)	—	—	(22)
Recently completed Redevelopments	(1)	(4)	—	—	(5)
Assets held for sale	—	(6)	—	—	(6)
Segment exclusions	—	—	—	(19)	(19)
Significant tenant relocation	—	(1)	—	—	(1)
Three-Month SS Property Count	514	102	15	—	631
Prior Development/Redevelopment	(1)	(2)	—	—	(3)
Nine-Month SS Property Count	513	100	15	—	628

	Sequential SS
	Outpatient Medical	Lab	CCRC	Other	Total
Prior Quarter Three-Month SS Property Count	513	104	15	—	632
Prior Development/Redevelopment	1	2	—	—	3
Assets held for sale	—	(4)	—	—	(4)
Current Quarter Three-Month SS Property Count	514	102	15	—	631

25

Reconciliations

Common Stock and Equivalents
In thousands

		Weighted Average Shares				Weighted Average Shares
		Three Months Ended September 30, 2025				Nine Months Ended September 30, 2025
	Shares Outstanding September 30, 2025	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO	Diluted EPS	Diluted Nareit FFO	Diluted FFO as Adjusted	Diluted AFFO
Common stock	694,946	694,930	694,930	694,930	694,930	696,380	696,380	696,380	696,380
Common stock equivalent securities(1):
Restricted stock units	574	—	8	8	8	—	21	21	21
OP units	4,323	—	1,188	1,188	1,188	—	1,188	1,188	1,188
Convertible partnership units	13,385	—	13,387	13,387	13,387	—	13,434	13,434	13,434
Total common stock and equivalents	713,228	694,930	709,513	709,513	709,513	696,380	711,023	711,023	711,023
______________________________________
(1)The weighted average shares for the three and nine months ended September 30, 2025 represent the current dilutive impact, using the treasury stock method, of approximately 1 million restricted stock units, 4.3 million OP units, and 13.4 million DownREIT units.

26

Reconciliations

Net Income to Adjusted EBITDAre
In thousands

Three Months Ended September 30, 2025
Net income (loss)	$(109,848)
Interest expense	76,784
Income tax expense (benefit)	(1,206)
Depreciation and amortization	262,317
Other depreciation and amortization	687
Loss (gain) on sales of real estate	(11,500)
Impairments (recoveries) of real estate	177,840
Share of unconsolidated JV:
Interest expense	3,546
Income tax expense (benefit)	167
Depreciation and amortization	12,574
EBITDAre	$411,361
Transaction and merger-related items	2,420
Other impairments (recoveries) and other losses (gains)	(54)
Casualty-related charges (recoveries)	(1,764)
CCRC entrance fees	12,711
Stock-based compensation amortization expense	4,046
Impact of transactions closed during the period(1)	(265)
Adjusted EBITDAre	$428,455
Impact of transactions closed during the period(1)	265
Fixed Charge Coverage Adjusted EBITDAre(2)	$428,720

Adjusted Fixed Charge Coverage
In thousands

Three Months Ended September 30, 2025
Interest expense, including unconsolidated JV interest expense at share	$80,330
Capitalized interest, including unconsolidated JV capitalized interest at share	21,947
Fixed Charges	$102,277

Adjusted Fixed Charge Coverage(2)	4.2x
  ______________________________________
(1)Adjustment reflects the impact of transactions that occurred during the period as if the transactions occurred at the beginning of the period.
(2)Fixed Charge Coverage Adjusted EBITDAre is utilized in the calculation of Adjusted Fixed Charge Coverage and excludes the impact of transactions that occurred during the period for consistency with the calculation of Fixed Charges.

27

Reconciliations

Enterprise Debt and Net Debt
In thousands

September 30, 2025
Bank line of credit and commercial paper	$368,125
Term loans	1,646,912
Senior unsecured notes	6,766,350
Mortgage debt	350,174
Consolidated Debt	$9,131,561
Share of unconsolidated JV mortgage debt	200,489
Enterprise Debt	$9,332,050
Cash and cash equivalents	(91,038)
Share of unconsolidated JV cash and cash equivalents	(27,210)
Restricted cash	(68,694)
Share of unconsolidated JV restricted cash	(1,582)
Net Debt	$9,143,526

Financial Leverage
In thousands

September 30, 2025
Enterprise Debt	$9,332,050
Enterprise Gross Assets	25,266,258
Financial Leverage	36.9%

Secured Debt Ratio
In thousands

September 30, 2025
Mortgage debt	$350,174
Share of unconsolidated JV mortgage debt	200,489
Enterprise Secured Debt	$550,663
Enterprise Gross Assets	$25,266,258
Secured Debt Ratio	2.2%

Net Debt to Adjusted EBITDAre
In thousands

Three Months Ended September 30, 2025
Net Debt	$9,143,526
Annualized Adjusted EBITDAre(1)	1,713,820
Net Debt to Adjusted EBITDAre	5.3x
  ______________________________________
(1)Represents the current quarter Adjusted EBITDAre multiplied by a factor of four.

28

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Equity income (loss) from unconsolidated joint ventures	$(3,834)	$(108)	$(2,147)	$1,747	$(176,291)
Depreciation and amortization	12,127	12,441	12,200	12,530	12,574
General and administrative	353	348	350	352	340
Other (income) expense, net	4,670	1,039	861	1,089	66
Income tax (benefit) expense	8	206	270	250	155
Impairments (recoveries) of real estate, net	—	—	—	—	177,840
Healthpeak's share of unconsolidated joint venture NOI	$13,324	$13,926	$11,534	$15,968	$14,684

Outpatient Medical	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Equity income (loss) from unconsolidated joint ventures	$(5,185)	$(2,870)	$(3,204)	$(2,834)	$(2,449)
Depreciation and amortization	4,253	4,388	4,128	4,039	3,859
General and administrative	91	95	159	97	22
Other (income) expense, net	5,082	3,074	3,193	3,178	2,999
Income tax (benefit) expense	(8)	(8)	(11)	8	9
Healthpeak's share of unconsolidated joint venture NOI	$4,233	$4,679	$4,265	$4,488	$4,440

Lab	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Equity income (loss) from unconsolidated joint ventures	$1,754	$1,865	$(592)	$2,809	$(176,120)
Depreciation and amortization	3,194	3,380	3,346	3,714	3,943
General and administrative	242	258	151	249	272
Other (income) expense, net	(1,759)	(1,877)	(1,771)	(1,312)	(1,330)
Impairments (recoveries) of real estate, net	—	—	—	—	177,840
Healthpeak's share of unconsolidated joint venture NOI	$3,431	$3,626	$1,134	$5,460	$4,605

Other	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Equity income (loss) from unconsolidated joint ventures	$(403)	$897	$1,649	$1,772	$2,278
Depreciation and amortization	4,680	4,673	4,726	4,777	4,772
General and administrative	20	(5)	40	6	46
Other (income) expense, net	1,347	(158)	(561)	(777)	(1,603)
Income tax (benefit) expense	16	214	281	242	146
Healthpeak's share of unconsolidated joint venture NOI	$5,660	$5,621	$6,135	$6,020	$5,639

29

Reconciliations

Healthpeak's Share of Unconsolidated Joint Venture NOI
In thousands

For the nine months ended September 30, 2025

	Outpatient Medical	Lab	Other	Total
Equity income (loss) from unconsolidated joint ventures	$(8,487)	$(173,903)	$5,699	$(176,691)
Depreciation and amortization	12,026	11,003	14,275	37,304
General and administrative	278	672	92	1,042
Other (income) expense, net	9,370	(4,413)	(2,941)	2,016
Income tax (benefit) expense	6	—	669	675
Impairments (recoveries) of real estate, net	—	177,840	—	177,840
Healthpeak's share of unconsolidated joint venture NOI	$13,193	$11,199	$17,794	$42,186

For the nine months ended September 30, 2024

	Outpatient Medical	Lab	Other	Total
Equity income (loss) from unconsolidated joint ventures	$(9,217)	$6,812	$998	$(1,407)
Depreciation and amortization	10,138	8,460	13,922	32,520
General and administrative	267	406	95	768
Other (income) expense, net	9,146	(5,937)	1,338	4,547
Income tax (benefit) expense	(7)	—	328	321
Healthpeak's share of unconsolidated joint venture NOI	$10,327	$9,741	$16,681	$36,749

30

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

Total Portfolio	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$6,866	$6,125	$7,236	$7,346	$7,274
Depreciation and amortization	4,415	4,520	4,353	4,350	3,721
Other (income) expense, net	207	923	422	264	340
Dividends attributable to noncontrolling interest	(4,605)	(4,568)	(4,816)	(4,741)	(4,766)
Noncontrolling interests' share of consolidated joint venture NOI	$6,883	$7,000	$7,195	$7,219	$6,569

Outpatient Medical	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$5,661	$4,890	$5,792	$5,894	$5,848
Depreciation and amortization	4,415	4,520	4,353	4,350	3,721
Other (income) expense, net	177	923	422	324	340
Dividends attributable to noncontrolling interest	(3,370)	(3,333)	(3,372)	(3,349)	(3,340)
Noncontrolling interests' share of consolidated joint venture NOI	$6,883	$7,000	$7,195	$7,219	$6,569

Lab	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$883	$913	$898	$928	$898
Other (income) expense, net	30	—	—	—	—
Dividends attributable to noncontrolling interest	(913)	(913)	(898)	(928)	(898)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$—	$—

Corporate Non-segment	Three Months Ended
	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Income (loss) from continuing operations attributable to noncontrolling interest	$322	$322	$546	$524	$528
Dividends attributable to noncontrolling interest	(322)	(322)	(546)	(524)	(528)
Noncontrolling interests' share of consolidated joint venture NOI	$—	$—	$—	$—	$—

31

Reconciliations

Noncontrolling Interests' Share of Consolidated Joint Venture NOI
In thousands

For the nine months ended September 30, 2025

	Outpatient Medical	Lab	Corporate Non-segment	Total
Income (loss) from continuing operations attributable to noncontrolling interest	$17,534	$2,724	$1,598	$21,856
Depreciation and amortization	12,424	—	—	12,424
Other (income) expense, net	1,086	—	—	1,086
Dividends attributable to noncontrolling interest	(10,061)	(2,724)	(1,598)	(14,383)
Noncontrolling interests' share of consolidated joint venture NOI	$20,983	$—	$—	$20,983

For the nine months ended September 30, 2024

	Outpatient Medical	Lab	Corporate Non-segment	Total
Income (loss) from continuing operations attributable to noncontrolling interest	$14,325	$2,876	$835	$18,036
Depreciation and amortization	13,420	61	—	13,481
Other (income) expense, net	501	(84)	—	417
Dividends attributable to noncontrolling interest	(8,183)	(2,709)	(835)	(11,727)
Noncontrolling interests' share of consolidated joint venture NOI	$20,063	$144	$—	$20,207

32

Reconciliations

REVPOR CCRC(1)
In thousands, except per month data

	Three Months Ended
REVPOR CCRC	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Portfolio Cash Real Estate Revenues(2)	$142,845	$145,963	$148,927	$148,855	$150,458
REVPOR CCRC revenues	$142,845	$145,963	$148,927	$148,855	$150,458

Average occupied units/month	6,013	6,060	6,085	6,074	6,121
REVPOR CCRC per month(3)	$7,919	$8,028	$8,158	$8,169	$8,193

	Three Months Ended
REVPOR CCRC excluding NREF Amortization	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
REVPOR CCRC revenues	$142,845	$145,963	$148,927	$148,855	$150,458
NREF Amortization	(22,622)	(23,394)	(24,006)	(23,652)	(24,155)
REVPOR CCRC revenues excluding NREF Amortization	$120,223	$122,569	$124,921	$125,203	$126,302

Average occupied units/month	6,013	6,060	6,085	6,074	6,121
REVPOR CCRC excluding NREF Amortization per month(3)	$6,665	$6,742	$6,843	$6,871	$6,878
_____________________________________
(1)May not foot due to rounding.
(2)See pages 12 and 13 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Represents the quarter REVPOR CCRC divided by a factor of three.

33

Reconciliations

REVPOR(1)
In thousands, except per month data

	Three Months Ended
REVPOR Other	September 30, 2024	December 31, 2024	March 31, 2025	June 30, 2025	September 30, 2025
Portfolio Cash Real Estate Revenues(2)	$21,815	$21,751	$22,452	$22,527	$22,479
REVPOR revenues	$21,815	$21,751	$22,452	$22,527	$22,479

Average occupied units/month	1,450	1,461	1,450	1,459	1,476
REVPOR per month(3)	$5,016	$4,963	$5,162	$5,145	$5,078
______________________________________
(1)May not foot due to rounding.
(2)See pages 12 and 13 of this document for a reconciliation of Portfolio Cash Real Estate Revenues.
(3)Represents the quarter REVPOR divided by a factor of three.

34

FORWARD-LOOKING STATEMENTS

This Discussion and Reconciliation of Non-GAAP Financial Measures may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act. All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which we operate and beliefs of and assumptions made by our management, involve uncertainties that could significantly affect our financial or operating results. Words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “predicts,” “projects,” “forecasts,” “will,” “may,” “potential,” “can,” “could,” “should,” “pro forma,” and variations of such words and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, but are not limited to, statements about our business outlook, 2025 guidance information, future acquisitions, dispositions, developments, financing activity, leasing activity, financial and operating results, plans, objectives, expectations, and intentions. All statements that address operating performance, events, or developments that Healthpeak expects or anticipates will occur in the future are forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance that our expectations will be attained and, therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements. For example, these forward-looking statements could be affected by factors including, without limitation, risks associated with: macroeconomic trends that may increase construction, labor and other operating costs; changes within the life science industry, and significant regulation, funding requirements, and uncertainty faced by our lab tenants; factors adversely affecting our tenants’, operators’, or borrowers’ ability to meet their financial and other contractual obligations to us; the insolvency or bankruptcy of one or more of our major tenants, operators, or borrowers; our concentration of real estate investments in the healthcare property sector, which makes us more vulnerable to a downturn in that specific sector than if we invested across multiple sectors; the illiquidity of real estate investments; our ability to identify and secure new or replacement tenants and operators; our property development, redevelopment, and tenant improvement risks, which can render a project less profitable or unprofitable and delay or prevent its undertaking or completion; the ability of the hospitals on whose campuses our outpatient medical buildings are located and their affiliated healthcare systems to remain competitive or financially viable; our ability to develop, maintain, or expand hospital and health system client relationships; operational risks associated with our senior housing properties managed by third parties, including our properties operated through structures permitted by the Housing and Economic Recovery Act of 2008, which includes most of the provisions previously proposed in the REIT Investment Diversification and Empowerment Act of 2007 (commonly referred to as “RIDEA”); economic conditions, natural disasters, weather, and other conditions that negatively affect geographic areas where we have concentrated investments; uninsured or underinsured losses, which could result in a significant loss of capital invested in a property, lower than expected future revenues, and unanticipated expenses; our use of joint ventures may limit our returns on and our flexibility with jointly owned investments; our use of rent escalators or contingent rent provisions in our leases; competition for suitable healthcare properties to grow our investment portfolio; our ability to exercise rights on collateral securing our real estate-related loans; any requirement that we recognize reserves, allowances, credit losses, or impairment charges; investment of substantial resources and time in transactions that are not consummated; our ability to successfully integrate or operate acquisitions and/or internalize property management; the potential impact of unfavorable resolution of litigation or disputes and resulting rising liability and insurance costs; environmental compliance costs and liabilities associated with our real estate investments; environmental, social and governance and sustainability commitments and requirements, as well as stakeholder expectations; epidemics, pandemics, or other infectious diseases, including the coronavirus disease (Covid), and health and safety measures intended to reduce their spread; human capital risks, including the loss or limited availability of our key personnel; our reliance on information technology and any material failure, inadequacy, interruption, or security failure of that technology; the use of, or inability to use, artificial intelligence by us, our tenants, our vendors, and our investors; volatility, disruption, or uncertainty in the financial markets; increased borrowing costs, which could impact our ability to refinance existing debt, sell properties, and conduct investment activities; cash available for distribution to stockholders and our ability to make dividend distributions at expected levels; the availability of external capital on acceptable terms or at all; an increase in our level of indebtedness; covenants in our debt instruments, which may limit our operational flexibility, and breaches of these covenants; volatility in the market price and trading volume of our common stock; adverse changes in our credit ratings; the failure of our tenants, operators, and borrowers to comply with federal, state, and local laws and regulations, including resident health and safety requirements, as well as licensure, certification, and inspection requirements; required regulatory approvals to transfer our senior housing properties; compliance with the Americans with Disabilities Act and fire, safety, and other regulations; laws or regulations prohibiting eviction of our tenants; the requirements of, or changes to, governmental reimbursement programs such as Medicare or Medicaid, and legislation to address federal government operations and administrative decisions affecting the Centers for Medicare and Medicaid Services; our participation in the Coronavirus Aid, Relief, and Economic Security Act Provider Relief Fund and other Covid-related stimulus and relief programs; changes in federal, state, or local laws or regulations that may limit our opportunities to participate in the ownership of, or investment in, healthcare real estate; our ability to successfully integrate our operations with Physicians Realty Trust and realize the anticipated synergies of our merger with Physicians Realty Trust and benefits of property management internalization; our ability to maintain our qualification as a real estate investment trust (“REIT”); our taxable REIT subsidiaries being subject to corporate level tax; tax imposed on any net income from “prohibited transactions”; changes to U.S. federal income tax laws, and potential deferred and contingent tax liabilities from corporate acquisitions; calculating non-REIT tax earnings and profits distributions; tax protection agreements that may limit our ability to dispose of certain properties and may require us to maintain certain debt levels; ownership limits in our charter that restrict ownership in our stock, and provisions of Maryland law and our charter that could prevent a transaction that may otherwise be in the interest of our stockholders; conflicts of interest between the interests of our stockholders and the interests of holders of Healthpeak OP, LLC (“Healthpeak OP”) common units; provisions in the operating agreement of Healthpeak OP and other agreements that may delay or prevent unsolicited acquisitions and other transactions; our status as a holding company of Healthpeak OP; and other risks and uncertainties described from time to time in our Securities and Exchange Commission filings.

Moreover, other risks and uncertainties of which we are not currently aware may also affect our forward-looking statements and may cause actual results and the timing of events to differ materially from those anticipated. The forward-looking statements made in this communication are made only as of the date hereof or as of the dates indicated in the forward-looking statements, even if they are subsequently made available by us on our website or otherwise. We do not undertake any obligation to update or supplement any forward-looking statements to reflect actual results, new information, future events, changes in its expectations or other circumstances that exist after the date as of which the forward-looking statements were made.

35